Exhibit 3.4

AMENDED AND RESTATED

BYLAWS OF

KEMPHARM, INC.

ARTICLE I. OFFICES

The principal office of the Corporation in the State of Iowa shall be located at 3015 Wind Ridge Drive, Coralville, Iowa, County of Johnson. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II. SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the second Tuesday in the month of February in each year, at the hour of 10:00 a.m., provided the Board may fix some other date which is within thirty (30) days before or after said date and may fix some time other than the above time for such meeting. The annual meeting shall be held for the purpose of electing Directors and for the transaction of such other business as maybe raised at the meeting. If the day designated above or fixed by the Board of Directors for the annual meeting shall be a Sunday or other legal holiday in the state where held, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors or shall be called by the President on behalf of and at the request of the holders of not less than one-third of all of the outstanding shares of the Corporation entitled to vote on the issues to be considered.

SECTION 3. PLACE OF SHAREHOLDERS’ MEETING. The Board of Directors or President may designate any place, either within or without the State of Iowa, as the place of meeting of any annual meeting or for any special meeting of the Shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Iowa.

SECTION 4. NOTICE OF MEETING. Electronic, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Prior to sending by electronic transmission, the shareholder must have first provided the Corporation written approval and authorization to communicate electronically and the electronic address to which the notice is to be sent. If sent electronically, such notice shall be deemed to be delivered when electronically sent to the electronic address as it appears on the stock transfer books of the Corporation.

SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at any special meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

SECTION 7. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact or by electronic transmission if the electronic transmission contains information to validate that the shareholder or the attorney-in-fact for the shareholder authorized the electronic transmission. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Unless otherwise stated in the Articles or required by The Iowa Business Corporation Act, all matters submitted to a vote, except for elections which shall be decided by a plurality of votes, shall be decided by a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, at the meeting

SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Amended and Restated By-Laws of KemPharm, Inc.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by ninety percent (90%) all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 12. VOTING BY BALLOT. Voting by shareholders on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. ELECTION, TENURE AND QUALIFICATIONS. At each annual meeting of the Corporation’s shareholders, the holders of the Corporation’s Series C Preferred Stock, as a separate voting group, shall elect by a plurality of the votes cast two (2) individuals to serve as Directors, and the holders of the Corporation’s Class A Common Stock shall elect by a plurality of the votes cast not less than five (5), nor more than seven (7), other individuals to serve as Directors. Each Director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified, unless removed at a meeting called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. Directors need not be residents of the State of Iowa or shareholders of the Corporation. With respect solely to the two directorships that will be filled through an election by the Series C Preferred Stock holders at each annual shareholder meeting, the Board of Directors shall nominate for election only individuals who have been designated by DeWaay Financial Network, L.L.C.

SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each Director at his business address, by telegram, or by electronic transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If by electronic transmission, the director must have first provided the Corporation written approval and authorization to communicate electronically and the electronic address to which the notice is to be sent. If sent electronically, such notice shall be deemed to be delivered when electronically sent to the electronic address as provided by the Director. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Amended and Restated By-Laws of KemPharm, Inc.

SECTION 6. QUORUM. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A Director shall be considered present at a meeting of the Board of Directors or of a committee designated by the Board if he participates in such meeting by conference telephone or other electronic or digital means where all persons participating in the meeting can hear each other.

SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors. A Director so elected shall be elected for the unexpired term of his predecessor in office or the full term of such new directorship. If a vacancy exists in either of the two directorships that are required under Section 2 of this Article III to be filled through election by Series C Preferred Stock holders, then the Directors then in office shall elect only an individual designated by DeWaay Financial Network, L.L.C. to fill such vacancy.

SECTION 9. COMPENSATION. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 11. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of Directors, or any action which may be taken at a meeting of Directors or of a committee of Directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the Directors or all of the members of the committee of Directors, as the case may be, entitled to vote on the matter and delivered to the Corporation. Consent may be granted and delivered by electronic transmission.

SECTION 12. COMMITTEES. The Board of Directors from time to time by Resolution adopted by a majority of the full Board of Directors may appoint from its members a committee or committees, temporary or permanent, and, to the extent permitted by law and these Bylaws, may designate the duties, powers and authorities of such committee.

ARTICLE IV. OFFICERS

SECTION 1. NUMBER AND TITLES. The officers of the Corporation shall be a President, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Scientific Officer, a Chief Medical Officer, a Secretary, and a Chief Financial Officer, each of whom shall be elected or appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. It is not necessary for all officer positions be appointed or filled at all times.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected or appointed by the Board of Directors annually at the first meeting of the Board of Directors held after each annual

Amended and Restated By-Laws of KemPharm, Inc.

meeting of the shareholders, unless otherwise stated in an employment agreement with the officers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. PRESIDENT. The President shall be the principal and paramount officer of the Corporation. Subject to the provisions of these Bylaws and to the direction and control of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Directors. Additionally, he or she shall have oversight for the science and research of the Corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The President shall have power to sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, all stock certificates, contracts, deeds, mortgages and other instruments of the Corporation which are authorized except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. He or she shall also have general authority for supervision and direction, superseding that of the Chief Executive Officer and all of the other officers, employees and agents of the Corporation.

SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief operations officer of the Corporation. Subject to the direction and control of the Board of Directors and the President, he or she shall have general responsibility for the management and control of the day-to-day operations and major corporate processes of product and service delivery of and by the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive officer or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall have power to sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, all stock certificates, contracts, deeds, mortgages and other instruments of the Corporation which are authorized except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. He or she shall have general authority for supervision of all of the other officers (other than the President, Chief Science Officer and Chief Medical Officer), employees and agents of the Corporation and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. The Chief Executive Officer shall, when present, preside over Board of Director meetings when the President is not present.

SECTION 7. THE CHIEF OPERATING OFFICER. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the Chief Operating Officer shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Chief Operating Officer shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

SECTION 8. THE CHIEF SCIENCE OFFICER. The Chief Science Officer subject to the direction and control, and report to, the President and shall be responsible for all scientific affairs of the Corporation. Specifically, he or she shall have the general responsibilities for directing the research and development activities of the Corporation, preparing and publishing in articles and studies in scientific and medical journals, conduct seminar and other public presentations, management of scientific personnel, research facilities and research equipment, review and authorize all regulatory and scientific applications and patent applications, and shall perform such other duties as from time to time may be assigned to by the President or by the Board of Directors

Amended and Restated By-Laws of KemPharm, Inc.

SECTION 9. THE SECRETARY. Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if the Corporation has a seal, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address and/or electronic transmission address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or President or by the Board of Directors; and (g) sign with the Chief Executive Officer or President or the Chief Operating Officer, certificates for shares of the Corporation.

SECTION 10. THE CHIEF MEDICAL OFFICER. The Chief Medical Officer shall be subject to the direction and control, and report to, the President and shall be responsible for the medical affairs of the Corporation, including clinical trials, directing programs to evaluate drugs, lead drug development committees, oversee governmental and regulatory approval and research programs to support the claims in clinical trials, and shall perform such other duties as from time to time may be assigned to by the President or by the Board of Directors.

SECTION 11. THE CHIEF FINANCIAL OFFICER. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (b) in general perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

SECTION 12. ASSISTANT SECRETARIES. There may be assistant secretaries, when authorized by the Board of Directors. The assistant secretaries shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sums and with such sureties as the Board of Directors shall determine and may sign with the Chief Executive Officer or Chief Operating Officer certificates for shares of the Corporation. The assistant secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary or Chief Financial Officer, respectively, or by the Chief Executive Officer or the Board of Directors.

SECTION 13. OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

SECTION 14. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

SECTION 15. EMPLOYMENT AGREEMENT. Notwithstanding the provisions of this Article, if an officer has an employment agreement, the employment agreement shall overrule any conflicting or contrary provisions of this Article and shall govern terms and conditions of employment of the officer.

ARTICLE V. EXECUTIVE COMMITTEE

SECTION 1. APPOINTMENT. The Board of Directors by resolution adopted by a majority of the full Board, may designate one or more of its members to constitute an executive committee, except where a committee of two or more is required by Iowa law governing corporations. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Amended and Restated By-Laws of KemPharm, Inc.

SECTION 2. AUTHORITY. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, authorize or approve distributions unless pursuant to a formula or method prescribed by the Board of Directors, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, fill vacancies on the Board of Directors, or amending the Bylaws of the Corporation.

SECTION 3. TENURE AND QUALIFICATIONS. Subject to the provisions of Section 8 of this Article, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation.

SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than two (2) days’ notice stating the place, date and hour of the meeting, which notice may be written, oral, or by electronic transmission and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address or if by electronic transmission, shall be deemed to be delivered when sent to the member at the electronic address on the corporate records books. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing or by electronic means, setting forth the action so taken, shall be signed and delivered by all of the members of the executive committee to the Board of Directors.

SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written or electronic notice to the president or secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. All mortgages or deeds made by the Corporation shall be executed by the president and one other member of the Board of Directors.

Amended and Restated By-Laws of KemPharm, Inc.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Chief Executive Officer and by the secretary or an assistant secretary and if the Corporation has a corporate seal, sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be voided and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and voided, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. FRACTIONAL SHARES. No fractional shares of the Corporation’s capital stock of any class shall be issued. The Board of Directors shall, in its discretion, take such action as under the circumstances may reasonably insure equitable treatment of persons entitled to fractional interests, including but not limited to, the issuance of scrip (disenfranchised as to voting or dividends) in lieu of said fractional interests with subsequent issuance of certificates for full shares in exchange for the requisite aggregate amount of such scrip, or by cash settlement through sale or purchase options extended to fractional interest entitlees which will operate to allow the issuance of full shares or payment in cash for such fractional interests. Computations in this regard may be rounded to the nearest hundredth share or cent, as the case may be.

SECTION 3. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 4. TRANSFER RESTRICTIONS. No shares of common stock or preferred stock of any class or series may be transferred for value to any person who is not already a stockholder unless such shares (the “Offered Shares”) shall have been first offered to the Corporation or other shareholders in compliance with the following terms and conditions. Any transfer of shares for no consideration is not subject to the terms and conditions set forth in this Section 4 of Article VII. Any transfer for value of shares of common stock and/or preferred stock of any class or series which does not comply with the terms and conditions of this Section 4 shall not be recognized on the Corporation’s record books.

(a)	If, at the time of the proposed transfer, the Corporation is a party to a buy-sell agreement with any shareholder that governs the transfer of the Offered Shares, then the terms and price set by such agreement shall preempt those set forth below.

Amended and Restated By-Laws of KemPharm, Inc.

(b)	If a buy-sell agreement in the nature of that described in (a) does not exist at the time of proposed transfer, then the terms shall be as set forth in (1) and (2) below:

(1)	First, the transferring shareholder shall provide to the Corporation notice of the intended transfer, including the purchase price, the name of the intended transferee and the anticipated closing date of the transfer, which notice must be provided at least sixty (60) days before said closing date. Second, the Corporation shall have an option to purchase all, but not less than all, of the Offered Shares for the price designated in (2) below the Offered Shares. The Corporation’s purchase option shall expire at 5:00 P.M. CST on the thirtieth (30th) calendar day after the date on which the Corporation first receives the requisite notice, unless the Corporation exercises its purchase option before such time and date. Third, if the Corporation fails to exercise its purchase option, then the Corporation shall forward the requisite transfer notice to the remaining shareholders, and the remaining shareholders shall have the following option to purchase the Offered Shares. Each shareholder shall have a primary option to purchase, for the purchase price designated in (2) below, that proportion of the Offered Shares which the shares held by him bears to all outstanding shares held by shareholders electing to so purchase. If any of the Offered Shares remain after the exercise (or lapse) of all of the remaining shareholders’ primary options, then each shareholder who elected to purchase his maximum pro rata amount of the Offered Shares shall have a secondary option to purchase the remaining Offered Shares; provided that the Board of Directors shall have the reasonable discretion to resolve any conflict among the secondary option holders with regard to the number of Offered Shares to be purchased by each secondary option holder. Fourth, if the Corporation and/or the remaining shareholders fail to timely exercise their respective options to purchase, in the aggregate, all of the Offered Shares, then said purchase options shall be void and of no effect, and the intended transfer of the Offered Shares shall be permitted to occur, subject to all other terms and conditions set forth in the Corporation’s Articles of Incorporation and these by-laws.

The shareholders’ primary and secondary options shall lapse, if not earlier exercised, on 5:00 P.M. CST of the fifteenth (15th) calendar day following the later of the date on which the Corporation forwarded the requisite notice to the shareholders and the date on which the Corporation’s option period expired. The Corporation shall exercise its option by giving notice to the transferring shareholder of its intention to purchase the Offered Shares. Each of the shareholders’ purchase options shall be exercised by the giving of written notice of the intention to exercise such option to the Corporation and the transferring shareholder. The closing of any purchase of the Offered Shares pursuant to the exercise of a purchase option hereunder shall take place no later than fifteen (15) days after the date on which the option is exercised, and payment of the purchase price for the Offered Shares shall be made in full at the time of closing.

(2)	The purchase price for any purchase of Offered Shares pursuant to an exercise of the forgoing purchase options, shall be the market value of the Offered Shares. If the proposed transfer is an arms-length sale, then the purchase price agreed upon in said proposed transfer shall constitute the shares’ market value for purposes of the options of the Corporation and other shareholders under this Section 4. If a dispute arises as to the market value of said stock, then in that event the market value shall be determined as follows:

The selling shareholder shall pick a referee and the Corporation or purchasing shareholder, as the case may be, shall pick a referee and the two referees will select an umpire. Their majority decision shall be binding on the transferring shareholder, the Corporation and the other shareholders. The above mentioned offering periods shall not begin until a decision has been rendered by said referees and umpire. The stock transfer records of the Corporation shall be open for inspection by the referees and the umpire and fees of the referees shall be paid by the particular selector of each while the fees of the umpire shall be split equally between the two parties to the dispute.

Amended and Restated By-Laws of KemPharm, Inc.

SECTION 5. LEGEND. All common or preferred stock certificates, warrants, options, preemptive rights, notices or other evidences of equity interests in the Corporation shall bear the legend following:

“Transfer of the shares represented by this certificate is restricted by Article VII of the corporation’s Bylaws and may be effected only by compliance therewith.”

ARTICLE VIII. DIVIDENDS

The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX. VOTING OF SHARES OWNED BY CORPORATION

Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of such other corporation by the President of the Corporation if he be present, or in his absence by the Chief Executive Officer of the Corporation who may be present. Whenever, in the judgment of the President, or in his absence, in the judgment of the Chief Executive Officer, it is desirable for the Corporation to execute a proxy or give a shareholders’ consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or the Chief Executive Officer of the Corporation and shall be attested by the secretary or an assistant secretary of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

ARTICLE X. INDEMNIFICATION AND LIABILITY OF DIRECTORS, OFFICERS AND

EMPLOYEES

SECTION 1. SCOPE OF INDEMNIFICATION. Any person who, by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise, is or was a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, shall be indemnified by the Corporation; provided he acted in good faith and in a manner he believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification shall be provided against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding; provided, however, that with respect to an action or suit by or in the right of the Corporation, the indemnification shall be only against expenses, including attorneys’ fees, and no indemnification shall be made in respect of any claim, issue, or matter as to which the person was adjudged liable for negligence or misconduct in the performance of his duty to the Corporation, unless the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in the view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expense as the court shall deem proper.

The indemnification provisions provided by this Section shall extend to any agents (other than directors, officers or employees) of the Corporation as such indemnification may be specifically authorized by resolution of the Board of Directors of the Corporation.

SECTION 2. DETERMINATION OF INDEMNIFICATION. To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding or of any claim, issue or matter herein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding. Any other indemnification hereunder, -unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth herein. The determination shall be made by the Board of

Amended and Restated By-Laws of KemPharm, Inc.

Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or, if a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors if so directed by independent legal counsel in a written opinion. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that (i) the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

SECTION 3. PAYMENT OF EXPENSES. Unless otherwise disallowed by the provisions of Section 1, expenses, including attorneys’ fees, incurred in defending a civil, criminal or administrative action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by a disinterested majority of the Board of Directors of the Corporation in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

SECTION 4. NON-EXCLUSIVE. The indemnification provided shall not be determined exclusive of any other rights to which those seeking indemnification may be entitled under any applicable statute as amended from time to time, against by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding office. The indemnification shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of his heirs, executors, and administrators.

SECTION 5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions herein.

SECTION 6. INTENT. It is the express intention of this Article that the indemnification protection afforded the directors, officers and employees of the Corporation be interpreted to the broadest extent allowed by Section 490.850 through 490.858, inclusive, as amended, of the Code of Iowa and as otherwise allowed by law, and that this indemnification shall apply to all prior acts of the directors, officers and employees of the Corporation and also to all future acts as well.

ARTICLE XI. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII. FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

ARTICLE XIII. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting; provided that any such amendments which would change, under Article III, section 2, the minimum or maximum permitted number of Directors on the Board of Directors shall be made only by majority vote of the shareholders.

Amended and Restated By-Laws of KemPharm, Inc.

Dated this 14th day of July, 2010.

/s/ Christal Mickle
Christal Mickle, Secretary

Amended and Restated By-Laws of KemPharm, Inc.

AMENDMENT TO

THE BYLAWS OF

KEMPHARM, INC.

(A DELAWARE CORPORATION)

THIS AMENDMENT (this “Amendment”) to the Bylaws (the “Bylaws”) of KemPharm, Inc., a Delaware corporation, is adopted and approved as of November 7, 2014.

The Bylaws are hereby amended as follows:

1.	The final paragraph of Section 3.2 of Article 3 of the Bylaws is hereby deleted and replaced, in its entirety, by the following:

“Directors need not be stockholders of the Corporation. For purposes of these Bylaws, “Voting Agreement” means that certain Voting Agreement dated as of June 2, 2014, by and between the Corporation and certain of its stockholders, as the same may be amended and restated from time to time, and “Affiliate” and “Deerfield Investor” shall each have the definition provided to it under the Voting Agreement.”

All provisions of the Bylaws not hereby amended shall remain in full force and effect. This Amendment and the Bylaws shall be read and construed together as a single instrument. To the extent of any inconsistency between the terms contained in the Bylaws and this Amendment, the terms of this Amendment shall control. Any reference to any document or agreement to the Bylaws shall include this Amendment and shall refer to the Bylaws as amended by this Amendment.